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                                                Exhibit 5







                                 March 28, 1997



New Visual Entertainment, Inc.
5737 Pacific Center Blvd., Ste. A
San Diego, CA 92121

                  RE:   NEW VISUAL ENTERTAINMENT, INC. 1997 NONSTATUTORY
                           INCENTIVE STOCK OPTION PLAN
                        OPTIONS TO PURCHASE COMMON STOCK

Gentlemen:

      We have acted as counsel to New Visual Entertainment, Inc., a Utah corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as amended (the "Act") of the Company's Registration Statement on Form S-8 (as amended, the "Registration Statement") relating to registration under the Act of shares of the Company's Common Stock, $.001 par value ("Common Stock") which may be issued to eligible employees, directors, and others upon their exercise of options under the New Visual Entertainment, Inc. Nonstatutory Stock Option Plan (the "Plan").



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      In rendering this opinion, we have reviewed the Registration Statement on
Form S-8, as well as a copy of the Certificate of Incorporation of the Company, as amended and the By-Laws of the Company. We have also reviewed such statutes and judicial precedents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with, the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. We have further assumed that the recipients of options under the Plan will pay the consideration required under the terms of the Plan and the documents issued under the Plan prior to the issuance of such shares.


      Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that the shares of Common Stock have been duly and validly authorized, and when issued and sold upon the exercise of options in accordance with the terms of the Plan, and in the manner contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.

      This opinion is limited to the General Corporation Law and the Constitution of the State of Utah and we express no opinion with respect to the laws of any other jurisdiction. We consent to you filing this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with you with respect to any matter which comes to our attention hereafter.

                                    Very truly yours,

                                    G. DAVID GORDON & ASSOCIATES, P.C.



                                    G. David Gordon

GDG:saw